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                                                                EXHIBIT 10.8E



             AGREEMENT FOR EXTENSION OF TRANSMISSION LINE AGREEMENT

         THIS AGREEMENT FOR EXTENSION OF TRANSMISSION LINE AGREEMENT (hereinafter called "Extension Agreement") is made this 9th day of February, 2000, between NATIONAL RAILROAD PASSENGER CORPORATION, a District of Columbia corporation, with offices at 60 Massachusetts Avenue, N.E., Washington, D.C. 20002 (hereinafter called "Amtrak") and THE UNITED ILLUMINATING COMPANY, a Connecticut corporation, with offices at 157 Church Street, New Haven, Connecticut 06506-0901 (hereinafter called "Power Company").

                                   BACKGROUND

         A. Amtrak (as a successor in interest to the Property of The New York, New Haven and Hartford Railroad Company) and Power Company are parties to a Transmission Line Agreement, dated January 13, 1966, between Power Company and Richard Joyce Smith, William J. Kirk and Harry W. Dorigan, as Trustees of the Property of The New York, New Haven and Hartford Railroad Company, as amended by, inter alia, an Arbitration Award dated May 27, 1980 and a Letter Agreement dated March 28, 1985 (hereinafter collectively called "1966 Agreement"), incorporated herein by reference, pursuant to which Power Company operates a high voltage transmission system on, above, or under certain lands owned by Amtrak and upon certain lands owned by Amtrak and upon certain structures erected by Power Company and owned by Amtrak, located along certain of Amtrak's railroad rights-of-way.

         B. Power Company and Amtrak have agreed to extend the 1966 Agreement with respect to the land specified in Section 1 of this Extension Agreement for the period May 5, 2000 through May 4, 2040, subject to the terms and conditions set forth herein.

         THEREFORE, Power Company and Amtrak hereby agree:

         1. The 1966 Agreement is extended for a term of forty (40) years commencing on May 5, 2000 and terminating on May 4, 2040 (hereinafter called "Extended Term") with respect to:

         the land described in Paragraph (2) and (5) of Section (a) of Article 1 of the 1966 Agreement, located along Amtrak's Springfield Line between approximately station 47 + 28 and station 531 + 12, a total distance of

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         approximately  forty-eight thousand, three hundred eighty-four (48,384)
         lineal feel; and

         the lands owned by Amtrak on, above, or under which Power Company presently operates connecting lines, and which are located as follows:
         (i) along Amtrak's Shoreline, from approximately station 129 + 30 of the monumented center line of the Shoreline, to Power Company's Quinnipiac substation, approximately station 176 + 50.5 of the monumented center line of the Shoreline, a distance of approximately four thousand seven hundred twenty and five tenths (4,720.5) lineal feel, and (ii) along Amtrak's Springfield Line, from station 531 + 12 of the monumented center line of the Springfield Line, to approximately station 564 + 30 of the monumented center line of the Springfield Line, a distance of approximately three thousand three hundred eighteen (3,318) lineal feet.

The parties acknowledge that Power Company's occupancy of Amtrak's property is depicted in Exhibit A, attached hereto and incorporated herein, and that the total length of such occupancy is approximately fifty six thousand four hundred twenty-two and five tenths (56,422.5) lineal feet or 10.69 miles. The parties further acknowledge that Amtrak holds title to all structures located on Amtrak's land that support Power Company's transmission system and connecting lines.

         2. Neither party hereto shall have an option to extend the 1966 Agreement beyond the Extended Term.

         3. The Extended Time shall be subject to the same terms and conditions as the current extended term (expiring on May 4, 2000) of the 1966 Agreement, except as otherwise set forth herein.

         4. On or before the commencement date (May 5, 2000) of the Extended Term, and on or before each anniversary of such commencement date, Power Company shall pay Amtrak the annual rental prescribed herein. As of the commencement date of the Extended Term, the annual rental payable by Power Company to Amtrak shall be one hundred eight thousand dollars ($108,000). The annual rental payable by Power Company shall be adjusted every five (5) years on the basis of the change in the CPI, as hereinafter defined, with the first such adjustment effective May 5, 2005. The rental adjustment shall be determined in accordance with the following provisions:

         (a) As used in this Extension Agreement, "CPI" means the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, published by the Bureau of Labor Statistics of the U.S. Department of Labor ("BLS"), 1982-84=100. If the BLS changes the publication frequency of the CPI so that the CPI is not available to make an adjustment as specified, the adjustment shall be based on the percentage


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          difference  between the CPI for the closest  preceding month for which the CPI is available. If the BLS changes the base reference period for the CPI from 1982-84=100, the adjustment shall be determined with the use of such conversion formula or table as may be published by the BLS. If the BLS otherwise substantially revises, or ceases publication of, the CPI, then a substitute index for determining adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be designated by Power Company and Amtrak.

         (b) As of every fifth (5th) year anniversary of May 5, 2000, commencing with May 5, 2005, the annual rental in effect immediately preceding such anniversary shall be increased or decreased by the increase or decrease in the CPI, calculated as follows: (i) the CPI for the January of the calendar year in which the adjustment is to become effective (January, 2005 in the case of the adjustment to go into effect May 5, 2005) shall be designated the current index and the CPI for the January of the fifth year prior thereto (January, 2000 in the case of the adjustment to go into effect May 5, 2005) shall be designated the base index; (ii) the current index shall be divided by the base index; and
         (iii) from the quotient thereof there shall be subtracted the integer one (1), and any resulting positive number or negative number, multiplied by 100, shall be deemed to be the percentage increase or decrease, respectively, in the annual rental amount.

Any delay by either party in implementing one or more rental adjustments required by the foregoing provisions shall not constitute or be construed as a retroactive or prospective waiver of the right to such rental adjustment(s).

         5. The terms and conditions of this Extension Agreement remain subject to approval of the respective Board of Directors of Power Company and Amtrak.

         6. This Extension Agreement constitutes the entire agreement between Amtrak and Power Company concerning the subject matter hereof and supersedes all previous oral or written understandings, agreements, commitments and representations concerning the subject matter of this Extension Agreement. This Extension Agreement may not be changed, amended or modified in any way except in a writing executed by Amtrak and Power Company.


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         IN WITNESS  WHEREOF,  Amtrak and Power Company have  hereunto  executed this Extension Agreement as of the day and year first above written.


WITNESSES:                                   NATIONAL RAILROAD PASSENGER
                                                   CORPORATION

/s/ James A. Miller                          By:      /s/ Sally J. Bellet
-----------------------                             ---------------------------
James A. Miller                                           Sally J. Bellett

                                                    Counsel to the President-NEC
/s/ John C. Kalapos                          Title: V/P Commercial Development
-----------------------                             ---------------------------
John C. Kalapos


WITNESSES:                                         THE UNITED ILLUMINATING
                                                         COMPANY

/s/ Elaine Giamette                          By:     /s/ Albert N. Henricksen
------------------------                            ---------------------------
Elaine Giamette                                          Albert N. Henricksen

                                                         Group Vice President
/s/ Mayra B. Ortiz                           Title:      Support Services
------------------------                            ---------------------------
Mayra B. Ortiz


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